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                                                                    EXHIBIT 99.1

          This Proxy is solicited on behalf of the Board of Directors.

                            MICRON ELECTRONICS, INC.
                              1450 Eagle Flight Way
                               Boise, Idaho 83709

                         SPECIAL MEETING OF SHAREHOLDERS
                           to be held on ______, 2001

        The undersigned shareholder(s) of Micron Electronics, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of special meeting of shareholders of Micron Electronics and the proxy statement, each dated ___, 2001, and hereby appoints ___and ___, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of shareholders of Micron Electronics, to be held on ___, 2001, at 10:00 a.m. Eastern Time, at ___, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the proposals below, all shares of Micron Electronics common stock which the undersigned would be entitled to vote, if then and there personally present, on the proposals set forth below:

1. To approve the issuance of shares of Micron Electronics common stock in the merger of a wholly owned subsidiary of Micron Electronics with and into Interland, Inc.

                FOR                  AGAINST                 ABSTAIN

                [ ]                    [ ]                     [ ]

2. To approve an amendment to Micron Electronics' articles of incorporation to increase the number of authorized shares of capital stock to 200,000,000 shares and change the name of Micron Electronics to "Interland, Inc." upon the closing of the merger.

                FOR                  AGAINST                 ABSTAIN

                [ ]                    [ ]                     [ ]

3.      To approve an amendment to Micron Electronics' bylaws to:

        - provide that all directors shall hold office for a period of at least two years after the closing of the merger;

        - permit the removal of directors only for "cause" during the two-year period following the closing of the merger;

        - effective after the expiration of the two-year period after the closing of the merger, change the term of all directors to an indefinite term, and permit their removal with or without cause; and

        - authorize the board of directors to decrease the size of the board in the future.

                FOR                  AGAINST                 ABSTAIN

                [ ]                    [ ]                     [ ]

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        4.      To increase the size of Micron Electronics' board of directors to eight (8) members.

                FOR                  AGAINST                 ABSTAIN

                [ ]                    [ ]                     [ ]

        5.      Election of Directors.

        [ ]         FOR all nominees listed below except as marked.

        [ ]         WITHHOLD AUTHORITY to vote for all nominees.

        To withhold authority to vote for any individual nominee, strike a line through that nominee's name:

        Kenneth Gavranovic

        Gregg A. Mockenhaupt

        [additional nominee to be added by amendment]

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

        The shares represented by this proxy, when properly executed and returned in a timely manner, will be voted at the special meeting of shareholders and any adjournments thereof in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals No. 1, 2, 3 and 4 and for the director nominees named in Proposal No. 5, described above. If any other matters properly come before the special meeting, the persons named in this proxy will vote in their discretion. In the event that any nominee is unable or declines to serve as a director at the time of the special meeting, the proxies will be voted for any nominee whom shall be designated by the then-present board of directors to fill the vacancy or for the balance of those nominees named without a substitute.

        This proxy must be signed by the shareholder(s) exactly as his or her name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:  ____________________________________  Date: __________________, 2001

Signature:  ____________________________________  Date: __________________, 2001


        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.